EXHIBIT 10.30

RESTRICTED STOCK UNIT AWARD CERTIFICATE

Non-transferable

GRANT TO

(“Grantee”)

by Genuine Parts Company (the “Company”) of

[___]

restricted stock units (the “Units") convertible, on a one-for-one basis, into shares of its common stock, par value $1.00 per share (“Stock”).

The Units are granted pursuant to and subject to the provisions of the Genuine Parts Company 2015 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following page (the “Terms and Conditions”). By accepting the Units, Grantee shall be deemed to have agreed to the Terms and Conditions set forth in this Award Certificate and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Unless accelerated in accordance with the Plan or as provided in Section 2 of the Terms and Conditions, the Units will vest and become non-forfeitable on the third anniversary of the Grant Date, provided that the Grantee remains in Continuous Service on such date.

IN WITNESS WHEREOF, Genuine Parts Company, acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date, as indicated below.

GENUINE PARTS COMPANY

By: _____________________________________________        Jennifer L. Ellis
Corporate Secretary

Grant Date: May 1, 2018

TERMS AND CONDITIONS

1.    Grant of Units. The Company hereby grants the Units to Grantee, subject to the restrictions and the other terms and conditions set forth in the Plan and in this award certificate (this “Certificate”). The Units are convertible, on a one-for-one basis, into shares of Stock.

2.    Vesting of Units. The Units will vest and become non-forfeitable on the earliest to occur of the following (each, a “Vesting Date”):

(a)	on the third anniversary of the Grant Date, subject to Grantee’s Continuous Service on such date;

(b)
as to a Pro Rata Amount (as defined below) of the Units only, on the termination of Grantee’s Continuous Service by reason of Grantee’s Early Retirement (as defined below) (and the remainder of the Units shall be forfeited);

(c)	on the termination of Grantee’s Continuous Service by reason of Grantee’s Retirement (as defined below);

(d)	on the termination of Grantee’s Continuous Service by reason of Grantee’s death or Disability;

(e)	on the occurrence of a Change in Control, unless the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control; or

(f)
if the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, on the termination of Grantee’s employment by the Company without Cause or Grantee resigns for Good Reason (as defined below) within two years after the effective date of the Change in Control.

If Grantee’s employment terminates prior to the Vesting Date for any reason other than as described in (b), (c), (d) or (f) above, Grantee shall forfeit all right, title and interest in and to the then unvested Units as of the date of such termination and the unvested Units will be reconveyed to the Company without further consideration or any act or action by Grantee.

3.    Conversion to Stock. Unless the Units are forfeited prior to the Vesting Date as provided in Section 2 above, the Units will be converted to shares of Stock on the earlier of (i) the effective date of a Change in Control, unless the Units are assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control) or (ii) the third anniversary of the Grant Date (the “Conversion Date”). The shares of Stock will be registered in the name of Grantee as of the Conversion Date, and statements of book entry notation of the shares of Stock in the name of Grantee shall be delivered to Grantee or Grantee’s designee upon request of Grantee as soon as practicable after the Conversion Date.

4.    Limitation of Rights. The Units do not confer to Grantee or Grantee’s beneficiary any rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the Units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any affiliate to terminate Grantee’s service at any time, nor confer upon Grantee any right to continue in the service of the Company or any affiliate.

5.    Dividend Equivalents. If any dividends or other distributions are paid with respect to the Company’s Stock while the Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of shares of Stock then underlying the Units shall be converted into additional Units in Grantee’s name, based on the Fair Market Value of the Stock as of the date such dividends or distributions were payable, and such additional Units shall be subject to the same forfeiture and transfer restrictions and deferral terms as apply to the Units with respect to which they relate. Upon conversion of the Units into shares of Stock at the Conversion Date or any applicable deferral termination date, Grantee will obtain full voting and other rights as a shareholder of the Company.

6.    Restrictions on Transfer. No right or interest of Grantee in the Units may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an affiliate, or shall be subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an affiliate. The Units are not assignable or transferable by Grantee other than by will or the laws of descent and distribution.

7.    Payment of Taxes. Where applicable, Grantee will pay to the Company or make other arrangements satisfactory to the Company regarding payment of, any federal, state and local taxes of any kind (including social insurance contributions, payroll taxes and other related taxes, if any) required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the withholding requirement will be satisfied by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld in accordance with applicable tax requirements. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company, and, where applicable, its subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

8.    Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Units hereunder had expired) on the date of such amendment or termination.

9.    Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

10.    Clawback. The Units shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to Grantee and to awards of this type.

11.    Successors. This Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Certificate and the Plan.

12.    Severability. If any one or more of the provisions contained in this Certificate are invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13.    Notice. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Genuine Parts Company
2999 Wildwood Parkway
Atlanta, Georgia 30339
Attn: Secretary

or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

14.    Code Section 409A. This Certificate shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements Section 409A of the Code and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder (and any applicable transition relief under Section 409A of the Code).

15.    Defined Terms. For purposes of this Certificate, the following terms shall have the following meanings:

(a)
“Early Retirement” shall mean Grantee’s voluntary termination of employment with the Company or an Affiliate after attaining age 55 and before attaining age 65, with at least 10 years of Continuous Service with the Company.

(b)
“Good Reason” has the meaning, if any, assigned such term in the employment, consulting, severance or similar agreement, if any, between Grantee and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, “Good Reason” as used herein shall not apply to the Units under this Certificate.

(c)
“Pro Rata Amount” shall mean the number of Units (rounded to the nearest whole number) equal to the product of (i) the number of Units, times (ii) a fraction, the numerator of which is the number of whole months between the May 1, 2018 grant date, and the date of the Participant’s Early Retirement, and the denominator of which is 36.

(d)	“Retirement” shall mean Grantee’s voluntary termination of employment with the Company or an Affiliate after attaining age 65.